Metalline Mining Company

Phone 208-665-2002

1330 Margaret Avenue

Fax 208-665-0041

Coeur d’Alene, ID 83815

email: metalin@roadrunner.net

Web site: www.metalin.com

For Release: January 11, 2010

Update on the Proposed Transaction Between Metalline and Dome

Coeur d’Alene, Idaho -- Metalline Mining Company (NYSE Amex: MMG) is pleased to announce the completion of one of the contingencies contained in the previously announced Agreement and Plan of Merger and Reorganization with Dome Ventures Corporation (“Dome”).  On December 4, 2009, Metalline announced the general terms of the proposed merger transaction involving Metalline and Dome.

On January 11, 2010 Dome closed a private placement of its securities for gross proceeds of  $13,010,000 (the “Offering”).  The closing of the Offering satisfied one of the conditions precedent to completing the proposed merger transaction involving Metalline and Dome.

The gross proceeds from the Offering will be held in escrow subject to certain conditions.  Upon the satisfaction of those conditions, and the completion of the previously announced transaction with Dome, the net proceeds from the Offering will be available to Metalline and used for the exploration and development at Metalline’s Sierra Mojada project, and for general working capital purposes.

The transaction between Dome and Metalline, as well as the release of the net proceeds of the Offering from escrow, remain subject to a number of conditions including, both parties seeking and obtaining stockholder approval and the approval of the NYSE Amex and TSX Venture Exchange to list the shares of Metalline common stock to be issued in the transaction on those exchanges.   If the conditions are not satisfied by July 10, 2010, then the proceeds of the Offering will be returned to the investors.

About Metalline Mining Company

Metalline Mining Company is an exploration stage enterprise engaged in the business of mining. The Company currently owns mining concessions in the municipality of Sierra Mojada, Coahuila, Mexico.  The Company conducts its operations in Mexico through its wholly owned Mexican subsidiaries, Minera Metalin S.A. de C.V. and Contratistas de Sierra Mojada S.A. de C.V.  To obtain more information on Metalline Mining Company, visit the Company's web site (www.metallinemining.com).

About Dome Ventures Corporation

Dome is a mineral exploration company that is currently conducting mineral exploration activities in Gabon, West Africa.

Forward-Looking Statements

This news release contains forward-looking statements regarding future events and Metalline's future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act").  These statements are based on current expectations, estimates, forecasts, and projections about the industry in which Metalline operates and the beliefs and assumptions of Metalline's management.  Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "may," variations of such words, and similar expressions, are intended to identify such forward-looking statements.  In addition, any statements that refer to projections of Metalline's future financial performance, Metalline's anticipated growth and potentials in its business and other characterizations of future events or circumstances are forward-looking statements.  Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified elsewhere herein, Metalline's Annual Report on Form 10-K for the fiscal year ended October 31, 2009 under "Risk Factors."  Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.  Metalline undertakes no obligation to revise or update any forward-looking statements for any reason.

Where You Can Find Additional Information

This press release is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any securities. Any offer of Metalline securities with respect to this transaction will be made only through a registration statement and related materials.  In connection with the proposed merger, Metalline will file a registration statement, including a joint proxy statement of Metalline and Dome, with the SEC. Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they will contain important information. Investors may obtain free copies of the registration statement and joint proxy statement when they become available, as well as other filings containing information about Metalline and Dome, without charge, at the SEC’s Internet site (www.sec.gov). These documents may also be obtained by directing a request to Metalline at 1330 E. Margaret Avenue, Coeur d'Alene, Idaho (telephone (208) 665-2002).

Metalline and Dome and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Metalline and Dome shareholders in respect of the proposed merger.

Information regarding Metalline’s directors and executive officers is available in Metalline’s annual report on Form 10-K for the year ended October 31, 2009, filed with the SEC on January 11, 2010. Additional information regarding the interests of such potential participants in the proposed merger will be included in the registration and joint proxy statement filed with the SEC in connection with the proposed transaction.